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EXHIBIT (10)(iv)

                                SYNTELLECT, INC.
                              EXECUTIVE 401(K) PLAN



1.       PURPOSE

         The purpose of this Plan is to allow a select group of executives of Syntellect, Inc. to defer receipt of Compensation to which the executives would otherwise be entitled.

2.       DEFINITIONS

         Whenever referred to in this Plan, the following items shall have the meanings set forth below:

         2.1. "Compensation" shall have the same meaning as it has under the Salary Deferral Plan, without regard to any election made under this Plan.

         2.2. "Salary Deferral Plan" means the Syntellect, Inc. Salary Deferral Plan, as amended from time to time.

         2.3. "Employee" means an employee of Employer who has satisfied the eligibility requirements of Section 3, below.

         2.4. "Employer" means Syntellect, Inc. and any subsidiary that, with the consent of the Board of Director of Syntellect, adopts this Plan.

         2.5. "Committee" means the Committee as provided in the Salary Deferral Plan.

         2.6. "Termination of Employment" means any voluntary or involuntary termination of employment, including retirement or death of the Employee, but does not include a transfer from Syntellect to an affiliated company, from an affiliated company to Syntellect or between affiliated companies.

         2.7. "Deferral Date" means December of the year preceding the year Compensation is deferred into the Employee's Deferred Compensation Account.

         2.8.     "Payment Date" means the date selected by the Employee under
                  Section 4.5.

         2.9.     "Plan Year" means the calendar year.

3.       ELIGIBILITY

         3.1. An Employee of Syntellect is eligible to participate in this Plan if the Employee's position is Vice President or higher rank as of the Deferral Date, reports directly to the President of Syntellect, Inc. or holds the position of President, and if the Committee so designates him/her for participation.

         3.2. If an Employee's position changes during the course of the current Plan Year so that he/she is no longer a Vice President or higher rank, he/she will cease to be eligible for this Plan and any additional deferrals will cease.

         3.3. If an Employee attains the position of Vice President or higher rank after the Deferral Date, he/she will not be eligible for participation in this Plan during the current Plan Year.



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4.       ELECTION TO DEFER

         4.1. An Employee may elect to defer receipt of Compensation by completing the Deferral Election Form prescribed by the Committee, specifying a percentage or fixed dollar amount of weekly or other Compensation to be deferred during the following Plan Year. Deferrals will commence on whichever of the following dates the Employee elects at the time of executing the Deferral Election Form:

                  4.1.1. The first day of the calendar year for which the election is made, or

                  4.1.2. The first day of the payroll period following the period during which the Employee's elective deferrals under the Salary Deferral Plan reach the amount specified in Section 402(g) of the Internal Revenue Code.

         4.2.     The election must be made no later than the Deferral Date.

         4.3. An election to defer shall be effective on the date the Employee delivers a completed Deferral Election Form to the Committee; provided, however, that if an Employee subsequently delivers a properly completed Deferral Election Form to the Committee before the Deferral Date, the latest dated Deferral Election Form shall take effect. Once the Deferral Date has passed, the elections made on the Deferral Election Form shall be irrevocable.

         4.4.     A separate election to defer must be made for each Plan Year.

         4.5. The Employee shall elect, when completing the Deferral Election Form, to defer receipt of Compensation until one of the following Payment Dates:

                  4.5.1.   Age 65,

                  4.5.2.   Termination of Employment,

                  4.5.3. April 1 of any subsequent year(s) provided such date is at least one year from the Deferral Date,

                  4.5.4.   The earlier of Section 4.5.1 or Section 4.5.2, or

                  4.5.5.   The earlier of Section 4.5.2 or Section 4.5.3.

         4.6. The Employee shall elect, when completing the Deferral Election Form, to receive his or her deferred Compensation in a lump sum or in unequal or substantially equal annual installments. The maximum number of installments shall be five
                  (5).

5.       DEFERRED COMPENSATION AMOUNTS

         5.1. Compensation deferred pursuant to Section 4 shall be credited to an account in the name of the Employee (the "Deferred Compensation Account") established for this purpose on the Employer's books. Compensation deferred shall be credited as of the end of the month in which it otherwise would have been paid.

         5.2. The balance credited to each Deferred Compensation Account when invested shall be credited weekly, or otherwise as consistent with credits under the investment funds established for this Plan, with a return on investment (or charged with an investment loss). The measure of the investment return shall be equal to the proportionate gain or loss of:




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                  5.2.1.   The investment funds established under the
                           Syntellect, Inc. Executive 401(k) Plan Account established with M&I Trust of Arizona (the "Account") or if there are no funds under the Account,

                  5.2.2. The investment funds established under the Salary Deferral Plan or if there is no such plan,

                  5.2.3. Such objective measure as the Committee in its discretion determines.

                  The Employer intends that the Account will be invested as determined by the Committee in its discretion. Such investments may be in seven funds comparable to those established under the Salary Deferral Plan (or such number of funds as are existing from time to time with respect to the Salary Deferral Plan), and in such event for purposes of this
                  Section 5.2, the amounts credited to an Employee's Deferred Compensation Account shall be allocated on the Employer's books among the funds in such percentages as elected by the Employee. The Employee may transfer his/her account balances and/or change where his/her future contributions will be invested among the investment funds up to four (4) times per year on a form satisfactory to the Committee. The Committee, however, retains the final authority in its sole discretion to direct the allocation of the Employee's deferral. The Employee's election may be given at such times as the Committee establishes.

6.       EMPLOYER MATCHING CONTRIBUTIONS

         6.1. At the end of each month, the Employee's Deferred Compensation Account shall be credited with an Employer Matching Contribution equal to the Compensation that the Employee has deferred for such month, times the applicable Matching Percentage in the following schedule.

                  Employee's Deferral                Matching Percentage
                  -------------------                -------------------
                  2% of Compensation                 2.0% of Compensation
                  3%                                 2.5%
                  4%                                 3.0%
                  5% and up                          3.5%

                  For purposes of the above schedule, the "Employee's Deferral" shall be based on the Employee's elective deferrals under this Plan only.

         6.2. An Employee's Matching Contribution Account shall be credited with an investment return in the same manner as Deferred Compensation Accounts under Section 5.2 and, to the extent vested, shall be paid out pursuant to Section 7.

         6.3. Employer Matching Contributions shall be vested 33 1/3% per year on December 31 of the first year following the calendar year in which the Participant was first eligible to participate in the Plan, and 33 1/3% additional vesting per year following. For example, if a Participant was first eligible to participate in 2000, their Employer Matching Contributions will be vested 33 1/3% on December 31, 2001; 66 2/3% vested on December 31, 2002, and 100% vested on December 31, 2003.

                  Employer Matching Contribution shall also be 100% vested on the day the Employee attains age 65, dies or becomes totally and permanently disabled while employed by Syntellect, Inc. or an affiliate.

                  Any amounts that are not vested will be forfeited upon Termination of Employment and shall not be restored upon subsequent reemployment with the Employer or an affiliate. In the event of any forfeiture of Employer Matching Contributions, such forfeited amounts shall be used to reduce future Employer Matching Contributions or as otherwise directed by the Committee.



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7.       PAYMENT OF DEFERRED COMPENSATION ACCOUNTS

         7.1. Amounts credited to an Employee's Deferred Compensation Account and the vested portion of the Employer's Matching Contributions shall be distributed as specified on the Employee's Deferral Election form or upon the earlier occurrence of a terminating event specified below. Any such payment shall be subject to the terms and conditions of this
                  Section 7.

         7.2. If an Employee has elected to receive his or her Deferred Compensation Account in installments, the first installment of the vested portion of his or her account shall be distributed within 60 days of the April 1 coinciding with or next following the Payment Date; provided, however, that if the Payment Date occurs within ninety days of April 1, the Committee shall instead make the payment within 60 days of the Payment Date. Subsequent installment payments shall be made within 60 days of each subsequent April 1, regardless of the date on which the first installment is paid. The "Payment Date" for all subsequent installments shall be April 1.

         7.3. Notwithstanding the Employee's Deferral Election Form, in the case of Termination of Employment before the Employee attains age 65, the Committee may in its discretion accelerate the time and manner in which the amounts credited to an Employee's Deferred Compensation Account will be distributed. If the Committee decides in its discretion to distribute such Deferred Compensation Account balance amounts in installments, the Committee shall determine the regularity of the installment payments and the length of the installment period, provided, however, that the installment period shall not exceed three years.

         7.4. The unpaid balance of all Deferred Compensation Accounts payable in installments, whether by the Employee's election or by the Committee's exercise of its discretion under Section
                  7.3 above, shall continue to be credited with an investment return as described in Section 5.2 above.

         7.5. If an Employee dies before all of the amounts credited to his or her Deferred Compensation Account have been distributed, such unpaid portion shall be paid to the beneficiary designated on the Employee's Beneficiary Designation Form. If no such beneficiary has been designated, such unpaid balance shall be paid to the Employee's designated beneficiary under Syntellect's group life insurance program, if any, and if none is designated (or if the designation fails) then to the Employee's spouse and if there is no spouse, to the Employee's estate. Payments made under this Section will be made in the same form and at the same time(s) as such payments would have been made if the Employee were still living on the date each payment is made; provided, however, that in the event the deceased Employee's Deferral Election Form calls for a lump sum payment in the future or for payment in installments, the Committee may, in its sole discretion, distribute the balance credited to the Employee's Deferred Compensation Account to the Employee's beneficiary in a lump sum as soon as practicable after the Employee's death.

         7.6. In the event of an "unforeseeable emergency," a Participant may apply to the Committee for a distribution of part or all of his or her Account prior to the date that it would otherwise be distributed under this Section 7. If the Committee approves such an application, it will make such distribution as a lump sum cash payment.

                  7.6.1. An "unforeseeable emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.



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                  7.6.2.   The circumstances that will constitute an
                           unforeseeable emergency will depend on the facts of each case, but, in no event will the Committee approve any distribution to the extent that the hardship is or may be relieved through reimbursement or Compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship.

                  7.6.3. Examples of foreseeable circumstances which result in normally budgetable expenditures and are not considered to be unforeseeable emergencies include, but are not limited to, the need to send a Participant's child to college or the desire to purchase a home or automobile.

                  7.6.4.   Any amount approved for distribution under this
                           Section 7.6 will be limited to that amount necessary to meet the emergency.

                           The employee shall submit a written request to the Committee and shall certify as to the financial need. The Committee shall have sole discretion to determine whether to make a hardship distribution from an Employee's Deferred Compensation Account and to determine the amount of such distribution, if any. The Committee's decision shall be final and binding on all interested parties. This Section 7.6 supersedes the irrevocability provisions of Section
                           4.3 but only to the extent of the hardship distribution.

         7.7. If the Employee is employed by Syntellect or an affiliate on any Payment Date, the unvested portion of his or her Deferred Compensation Account relative to a particular payment shall not be payable until it becomes vested. Once an amount becomes vested it shall be paid to the Employee in accordance with his election. However, if the date(s) specified in the Employee's election is past, the remaining portion of his or her account relative to any prior payments which has now become vested, shall be paid within 60 days of the next subsequent April 1.

8.       PLAN ADMINISTRATION

         8.1. This Plan shall be adopted by or pursuant to the authorization of the Board of Directors of Employer and shall be administered by the Committee.

         8.2. This Plan may be amended in any way or may be terminated in whole or in part, at any time, in the discretion of the Committee. No amendment or termination of the Plan shall adversely affect the amount in any Deferred Compensation Account prior to or as of the effective date of such amendment or termination.

         8.3. The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and Deferral Election Forms, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all persons. The Committee may delegate its responsibilities as it sees fit.

9.       NO FUNDING OBLIGATION

         9.1. It is the intent of the Committee to establish the Syntellect, Inc. Executive 401(k) Plan Account with M&I Trust of Arizona for purposes of investing the Employee's Deferred Compensation Account in the investment funds as established under the Salary Deferral Plan or with investment funds which closely approximate the objectives of the funds established under the Salary Deferral Plan.

         9.2. While it is the Committee's intent to establish an account in accordance with Section 9.1, the Employer is under no obligation to transfer amounts credited to the Employee's Deferred Compensation Account to any account, trust or escrow account, and the Employer is under no


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                  obligation to secure any amount credited to an Employee's
                  Deferred Compensation Account by any specific assets of any Employer, or any assets in which any Employer has an interest. This Plan shall not be construed to require the Employer to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Employer may make such arrangements as it desires to provide for the payment of benefits. Neither the Employee nor his or her estate shall have any rights against the Employer with respect to any portion of the Deferred Compensation Account except as a general unsecured creditor. No Employee has an interest in his or her Deferred Compensation Account until the Employee actually receives the deferred payment. Neither the Employee nor his or her estate shall have any legal or equitable rights against any member of the Committee or the Syntellect Board of Directors.

10.      NON-ALIENATION OF BENEFITS

         No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by an Employee, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Employee.

11.      LIMITATION OF RIGHTS

         Nothing in this Plan shall be construed to limit in any way the right of the Employer to terminate an Employee's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Employer (i) will employ an Employee in any particular position, (ii) will ensure participation in any incentive program(s), or (iii) will grant any awards from such program(s).

12.      APPLICABLE LAW

         This Plan shall be construed and its provision enforced and administered in accordance with the law of the State of Arizona except as otherwise provided in the Employee Retirement Income Security Act of 1974, as amended.






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